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                                                                 EXHIBIT 23.3

                [THE ROBINSON-HUMPHREY COMPANY, LLC LETTERHEAD]

                                January 23, 1998

         We hereby consent to the use of our name and to the description of that certain form of fairness opinion letter to the Board of Directors of Georgia-Carolina Bancshares, Inc., under the caption "Determination of Offering Price" contained in Amendment No. 1 to the Registration Statement and Proxy Statement and to the inclusion of such letter as an exhibit to the Proxy Statement to be filed with the Securities and Exchange Commission in connection with the proposed transaction referred to in said letter and to the distribution of a final fairness opinion letter as an exhibit to said Proxy Statement to the shareholders of Georgia-Carolina Bancshares, Inc., such letter to be dated the date of the Proxy Statement.



                                /s/ THE ROBINSON-HUMPHREY COMPANY, LLC
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